UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 29, 2019

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

Pennsylvania	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	KWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01.	Regulation FD Disclosure.

As further described in Item 8.01 below, on August 29, 2019, Quaker Chemical Corporation, a Pennsylvania corporation (the “Company”), issued a press release providing information about its anticipated acquisition of the operating divisions of Norman Hay plc. A copy of that document is furnished herewith as Exhibit 99.1.

Item 8.01.	Other Events.

On August 29, 2019, the Company, through a subsidiary, exercised a previously negotiated option to acquire the operating divisions of Norman Hay plc, a privately held, UK-based provider of specialty chemicals, operating equipment and services to industrial end markets, for a purchase price of 80 million GBP (~$98 million at then current rates), subject to post-closing adjustments.

The consummation of the acquisition pursuant to the option described above are subject to customary closing conditions, including the approval of the acquisition by the German Federal Cartel Office. Closing is currently contemplated to take place in October 2019, following notification of the fulfilment or waiver of the approval from the German Federal Cartel Office.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are included as part of this report:

Exhibit No.	Description

99.1	Press Release, dated August 29, 2019.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, including but not limited to statements relating to the contemplated acquisition described above, our current and future results and plans, and statements that include the words “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that demand for the Company’s products and services is largely derived from the demand for its customers’ products, which subjects the Company to uncertainties related to downturns in a customer’s business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, significant changes in applicable tax rates and regulations, future terrorist attacks and other acts of violence. Furthermore, the Company is subject to the same business cycles as those experienced by steel, automobile, aircraft, appliance, and durable goods manufacturers. Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, some of which are beyond our control. These risks, uncertainties, and possible inaccurate assumptions relevant to the Company’s business could cause its actual results to differ materially from expected and historical results.

Other factors, including those related to the acquisition described above, could also adversely affect us including, but not limited to:

•	the risk that a required regulatory approval will not be obtained, is significantly delayed, or is subject to conditions that are not anticipated or acceptable to us;

•	the risk that a closing condition to the acquisition may not be satisfied in a timely manner;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the related purchase agreement;

•	potential adverse effects on the Company’s business, properties or operations caused by the implementation of the acquisition;

•	the Company’s ability to promptly, efficiently and effectively integrate the acquired business’ operations with those of the Company;

•	risks related to disruption of management time from ongoing business operations due to the acquisition; and

•	the outcome of any legal proceedings that may be instituted against the companies following announcement of the acquisition and transactions contemplated in the related purchase agreement.

Therefore, we caution you not to place undue reliance on our forward-looking statements. For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of our Form 10-K for the year ended December 31, 2018, as amended, and in our quarterly and other reports filed from time to time with the SEC. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: September 3, 2019	By:	/s/ Robert T. Traub
Robert T. Traub
Senior Vice President, General Counsel and Corporate Secretary